EXHIBIT 31.4

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

I, Jason T. Shackelford, certify that:

1.              I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of GTx, Inc.; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  December 12, 2014

/s/ Jason T. Shackelford
Jason T. Shackelford
Senior Director, Accounting and Corporate Controller and Acting Principal Financial and Accounting Officer
(Principal Financial Officer)